EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2021, relating to the consolidated financial statements and financial statement schedule of Modiv Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Modiv Inc. for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ BAKER TILLY US, LLP

Irvine, California

February 15, 2022